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                                                                    Exhibit 10.4

GUARANTEE, dated as of October 13, 2005, of Parallel Petroleum Corporation, a Delaware corporation (the "Guarantor"), in favor of Citibank N.A. (the "Counterparty").

1. Guarantee. In order to induce the Counterparty to enter into an ISDA Master Agreement, dated as of the date hereof (the "Agreement"), with the Guarantor's wholly-owned subsidiary Parallel, LP, ("Primary Obligor"), the Guarantor absolutely and unconditionally guarantees to the Counterparty, its successors and permitted assigns, as primary obligor and not as a surety, the prompt payment of all amounts payable by Primary Obligor under the Agreement, whether due or to become due, secured or unsecured, joint or several together with any and all expenses referred to under Section 11 of the Agreement incurred by Counterparty in enforcing Counterparty's rights under this Guarantee (the "Obligations") all without regard to any counterclaim, set-off, deduction or defense of any kind which Primary Obligor or the Guarantor may have or assert, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever; provided however, that Guarantor's obligations under this Guarantee shall be subject to Primary Obligor's defenses, rights to set-off, counterclaim or withhold payment as provided in the Agreement. Any capitalized term used herein and not otherwise defined shall have the meaning assigned to it in the Agreement.

2. Nature of Guarantee. This Guarantee is a guarantee of payment and not of collection. The Counterparty shall not be obligated, as a condition precedent to performance by the Guarantor hereunder, to file any claim relating to the Obligations in the event that Primary Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Counterparty to file a claim shall not affect the Guarantor's obligations hereunder. This Guarantee shall continue to be effective or be reinstated if any payment to the Counterparty by Primary Obligor on account of any Obligation is returned to Primary Obligor or is rescinded upon the insolvency, bankruptcy or reorganization of Primary Obligor.

3. Consents, Waivers and Renewals. The Guarantor agrees that the Counterparty may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, change the time, manner or place of payment or any other term of, any Obligation, exchange, release, nonperfection or surrender any collateral for, or renew or change any term of any of the Obligations owing to it, and may also enter into a written agreement with Primary Obligor or with any other party to the Agreement or person liable on any Obligation, or interested therein, for the extension, renewal, payment, compromise, modification, waiver, discharge or release thereof, in whole or in part, without impairing or affecting this Guarantee. The Obligations of the Guarantor under this Guarantee are unconditional, irrespective of the value, genuineness, validity, or enforceability of the Obligations, any law regulation or order of any jurisdiction or any other event affecting the term of any Obligation or of Counterparty's rights with respect thereto and to the fullest extent permitted by applicable law, any other circumstance which might constitute a defense available to, or a discharge of, the Guarantor, including (a) any law rule or policy that is now or hereafter promulgated by any governmental authority (including any central bank) or regulatory body that may adversely affect

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Counterparty's ability or obligation to make or receive such payments, (b) any nationalization, expropriation, war, riot, civil commotion or other similar event, (c) any inability to convert any currency into the currency of payment of such obligation, (d) any inability to transfer funds in the currency of payment of such obligation to the place of payment therefor. The Guarantor agrees that the Counterparty may have recourse to the Guarantor for payment of any of the Obligations, whether or not the Counterparty has proceeded against any collateral security or any obligor principally or secondarily obligated for any Obligation. The Guarantor waives demands, promptness, diligence and all notices that may be required by law or to perfect the Counterparty's rights hereunder except notice to the Guarantor of a default by Primary Obligor under the Agreement, provided however that any delay in the delivery of notice shall in no way invalidate the enforceability of this Guarantee. No failure, delay or single or partial exercise by the Counterparty of its rights or remedies hereunder shall operate as a waiver of such rights or remedies. All rights and remedies hereunder or allowed by law shall be cumulative and exercisable from time to time.

4. Representations and Warranties. The Guarantor hereby represents and warrants that:

      (i) the Guarantor is duly organized, validly existing and in good standing under the laws of Delaware;

      (ii) the Guarantor has the requisite corporate power and authority to issue this Guarantee and to perform its obligations hereunder, and has duly authorized, executed and delivered this Guarantee;

      (iii) the Guarantor is not required to obtain any authorization, consent, approval, exemption or license from, or to file any registration with, any government authority as a condition to the validity of, or to the execution, delivery or performance of, this Guarantee;

      (iv) as of the date of this Guarantee, there is no action, suit or proceeding pending or threatened against the Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could affect, in a materially adverse manner, the ability of the Guarantor to perform any of its obligations under, or which in any manner questions the validity of, this Guarantee;

      (v) the execution, delivery and performance of this Guarantee by the Guarantor does not contravene or constitute a default under any statute, regulation or rule of any governmental authority or under any provision of the Guarantor's certificate of incorporation or by-laws or any contractual restriction binding on the Guarantor; and

      (vi) this Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and to general principles of equity (regardless of whether such

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enforceability is considered in a proceeding in equity or at law).

5. Subrogation. Upon payment by Guarantor of any sums to Counterparty under this Guarantee, all rights of Guarantor against Primary Obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of Primary Obligor under the Agreement, including all Transactions then in effect between Primary Obligor and Counterparty.

6. Termination. This Guarantee is a continuing guarantee and shall remain in full force and effect until such time as it may be revoked by the Guarantor by notice given to the Counterparty, such notice to be deemed effective upon receipt thereof by the Counterparty or at such later date as may be specified in such notice; provided, however, that such revocation shall not limit or terminate this Guarantee in respect of any Transaction effected under the Agreement which shall have been entered into prior to the effectiveness of such revocation. Notwithstanding anything to the contrary in this Paragraph 6, this Guarantee shall terminate, and Guarantor shall be released from all of the Obligations hereunder with respect to any Transaction(s), immediately upon the transfer or assignment of such Transaction(s) to an entity which is not an Affiliate of Primary Obligor (as such term is defined in Section 14 of the Agreement), if such transfer or assignment is completed in accordance with the provisions of Section 7 of the Agreement.

7. Notices. Any notice or communication required or permitted to be made hereunder shall be made to the appropriate addresses set forth below (or to such other addresses as either party may designate by notice to the other party):

            If to the Counterparty:

            Citibank, N.A.
            250 West Street, 10th Floor
            New York, NY  10013
            Attention:  Director, Derivatives Operations
            Facsimile No.:  212-723-2956

            With a copy to:

            Legal Department
            77 Water Street
            9th Floor
            New York, NY  10004
            Attention:  Department Head
            Facsimile No.:  212-657-1452

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            If to the Guarantor:

            Parallel Petroleum Corporation
            1004 N. Big Spring
            Suite 400
            Midland, TX  79701
            Attention:  Steve Foster
            Facsimile No.:  432-684-3905

8. GOVERNING LAW; JURISDICTION. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. The Guarantor hereby irrevocably consents to, for the purposes of any proceeding arising out of this Guarantee, the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City.

9. Waiver of Immunity To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Guarantor or the Guarantor's property, the Guarantor hereby irrevocably waives such immunity in respect of the Guarantor's obligations under this Guaranty.

10. Waiver of Jury Trial. The Guarantor here by irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guarantee or the negotiation, administration or enforcement hereof.

11. Miscellaneous. Each reference herein to the Guarantor, Counterparty or Primary Obligor shall be deemed to include their respective successors and assigns. The provisions hereof shall inure in favor of each such successor or assign. This Guarantee (i) shall supersede any prior or contemporaneous representations, statements or agreements, oral or written, made by or between the parties with regard to the subject matter hereof, (ii) may be amended only by a written instrument executed by the Guarantor and Counterparty and (iii) may not be assigned by either party without the prior written consent of the other party.

12. Deposits. If the Guarantor fails to pay any of the Guarantor's obligations hereunder when the same shall become due and payable Counterparty is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Counterparty to or for any entity comprising the Guarantor's credit or account against any and all of the Obligations, whether or not Counterparty shall have made any demand under this Guarantee. Counterparty agrees to promptly notify the relevant Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. Counterparty's rights under this paragraph are in addition to other rights and remedies (including without limitation other rights of set off) which Counterparty may have.

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13. Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Agreement, whether express or implied, Guarantor shall in no event be required to pay or be liable to the Counterparty for any consequential, indirect or punitive damages, opportunity costs or lost profits.

      In Witness Whereof, the undersigned has executed this Guarantee as of the date first above written.

PARALLEL PETROLEUM CORPORATION

By: /s/ Steven D. Foster
    -----------------------
    Name: Steven D. Foster
    Title:  CFO